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                                                                    EXHIBIT 10.5


                              EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of this fourth day of May 1996, by and between Masimo Corporation, a California corporation ("Company"), and Joe E. Kiani ("Executive").

                                    RECITALS

     A. Executive is a founder of the Company and has been its Chairman and Chief Executive Officer ("CEO") since its inception. The Board of Directors of the Company (the "Board") recognizes that the Executive's contributions as Chairman and CEO have been instrumental to the success of the Company. Executive and Company entered into an employment contract dated January 17, 1995. The Board and Executive desire to amend and restate such prior agreement pursuant to the terms hereof to assure the Company of the Executive's continued employment in an executive capacity and to compensate him therefor.

     B. Company considers the establishment and maintenance of a sound management to be essential to protecting and enhancing the best interests of the Company and its shareholders.

     C. Company's Board of Directors has determined that appropriate steps should be taken to retain Executive and to reinforce and encourage his continued attention and dedication to his assigned duties.

     D. The Company desires to retain the services of the Executive, and the Executive desires to be employed by the Company pursuant to the terms and conditions of this Agreement.

     NOW, THEREFORE, in consideration of the premises, the mutual promises and the mutual covenants and agreements hereinafter set forth, the Company and the Executive hereby agree as follows:

     1. EMPLOYMENT. During the Employment Period (as hereinafter defined), Company hereby agrees to continue to employ Executive and Executive hereby agrees to continue to serve the Company, on the terms and conditions contained in this Agreement.

     2. POSITION AND DUTIES. Executive shall serve the Company as its Chairman of the Board and Chief Executive Officer and shall report to the Board of Directors. Executive shall be assigned the responsibilities of such office as they may be modified from time to time by the Board of Directors of the Company provided that such duties are consistent with Executive's present duties and with Executive's position. Executive hereby accepts such employment and agrees to devote substantially all of his full business and professional time and energy to the business and affairs of the Company.

     3. EMPLOYMENT PERIOD. The "Employment Period" shall commence on the date hereof, and shall end on the later of (i) the third (3rd) anniversary date of this Agreement or (ii) three years following the date on which notice of non-renewal of this Agreement is given to the other by either the Executive or the Company. This Agreement shall be renewed automatically on a daily basis so that the outstanding term is always three (3) years following any effective notice of nonrenewal or of termination given by this Company or the Executive.
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     4.   PLACE OF PERFORMANCE. In connection with his employment by the
Company, the Executive shall be based at the Company's office or facility where, on the date hereof, the Executive is regularly rendering services on behalf of the Company and shall not be required to be absent therefrom on travel status or otherwise more than a reasonable number of days in any calendar year. For purposes of the preceding sentence, the parties hereto agree that a "reasonable number of days" shall mean such number of days which is not in excess of one hundred twenty-five percent (125%) of the number of days on which the Executive was on travel status or otherwise required by the Company to be absent from this principal place of performance during the calendar year immediately prior to the year of computation.

     5.   COMPENSATION.

          5.1 BASE SALARY. In consideration for services performed pursuant to this Agreement, Company will pay or cause to be paid to the Executive, and Executive will be entitled to receive and hereby agrees to accept, an initial annual base salary of One Hundred Seventy-Five Thousand Dollars ($175,000) ("Base Salary"), subject to increases in the discretion of the Board or its annual review Compensation Committee, payable in accordance with the Company's normal payroll payment policy.

          5.2 BONUS. Executive shall be eligible to participate in any bonus plan now or hereafter established and implemented by the Board (or designated Committee) for the payment of bonuses to Executive or to management personnel. The Company hereby agrees that as soon as reasonably practicable it shall establish a senior management bonus plan for officers, including the Executive, that provides for cash bonuses to participants based on the Company's attaining certain financial goals and upon each participant's performance, in each case to be established by the Board (or designated committee). In addition, Executive may be entitled to receive such additional bonus amounts as the Board (or such Committee as may be designated by the Board) shall determine in its discretion. In determining such additional amounts, if any, the Board (or Committee) shall consider among other things Executive's contribution to the accomplishment of the Company's long-range business goals, the success of various corporate strategies in which Executive participated, and Executive's unique services in connection with the maintenance or increase in shareholder values in the Company.

          5.3 STOCK OPTIONS AND RELATED INCENTIVE PLANS. Executive shall be eligible to participate in the Company's existing incentive programs and any additional or successor incentive plan or plans. Any option grants made to Executive pursuant to such plans shall provide for an expiration date consistent with the provisions of such plans, without regard to termination of employment; provided, however, in no event shall any option remain exercisable beyond its stated expiration date.

          5.4 EXPENSES. Company shall reimburse Executive for all reasonable expenses incurred and paid by Executive in the course of the performance of his duties pursuant to this Agreement; provided that the Executive shall properly account for such expenses in accordance with Company policy.

          5.5 FRINGE BENEFITS. The Executive shall be entitled to continue to participate in or receive benefits under all of the Company's employee benefits plans and arrangements in effect on the date hereof or plans or arrangements providing the Executive with at least equivalent benefits

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thereunder. The Company agrees that, without the Executive's consent, it will not make any changes in such plans or arrangements which would adversely affect the Executive's rights or benefits thereunder. The Executive shall be entitled to participate in or receive benefits under any pension plan, profit-sharing plan, savings plan, stock option plan, life insurance, health-and-accident plan or arrangement made available by the Company in the future to its executives and key management employees, subject to and on a basis consistent with the terms, conditions and overall administration of such plans and arrangements. Nothing paid to the Executive under any plan or arrangement presently in effect or made available in the future shall be deemed to be in lieu of compensation to the Executive hereunder.

          5.6 VACATIONS. The Executive shall be entitled to the number of paid vacation days in each calendar year determined by the Company's Board from time to time for its senior executive officers (prorated in any calendar year during which the Executive is employed by the Company for less than the entire such year in accordance with the number of days in such calendar year during which he is so employed). The Executive shall also be entitled to all paid holidays given by the Company to its senior executive officers.

          5.7 PERQUISITES. The Executive shall be entitled to continue to receive the fringe benefits appertaining to the office of Chairman and CEO of the Company in accordance with present practice.

     6. CONFIDENTIAL INFORMATION. Executive has entered into and agrees to be bound by the terms and conditions of the Company's Employee Confidentiality Agreement (the "Confidentiality Agreement"). Executive agrees to execute such other documents (including, but not limited to, new versions of the Confidentiality Agreement) as may be necessary in order to protect the Company's confidential information.

     7.   TERMINATION.

          7.1 DEATH. The Executive's employment hereunder shall terminate upon his death.

          7.2 DISABILITY. If, as a result of the Executive's incapacity due to physical or mental illness, the Executive shall have been absent from his duties hereunder on a full time basis for one hundred twenty (120) consecutive business days, and within thirty (30) days after written notice of termination is given shall not have returned to the performance of his duties hereunder on a full time basis, the Company may terminate the Executive's employment hereunder.

          7.3 CAUSE. The Company may terminate the Executive's employment hereunder for Cause. For the purposes of this Agreement, the Company shall have "Cause" to terminate the Executive's employment hereunder upon (i) the willful and continued failure by the Executive to substantially perform his duties hereunder, other than any such failure resulting from the Executive's capacity due to physical or mental illness, or (ii) the willful engaging by the Executive in gross misconduct materially injurious to the Company, or (iii) the willful violation by the Executive of the provisions of Confidentiality Agreement hereof provided that such violation results in demonstrably material injury to the Company. For purposes of this paragraph, no act, or failure to act, on the Executive's part shall be considered "willful" unless done, or omitted to be done, by him not in good faith and without reasonably belief that his action or mission was in the best interests of the



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Company. Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to the Executive a copy of a resolution, duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board at a meeting of the Board called and held for the purpose (after reasonable notice to the Executive and an opportunity for him, together with his counsel, to be heard before the Board), finding that in the good faith opinion of the Board the Executive was guilty of conduct set forth above in clause (i), (ii), or (iii), and specifying the particulars thereof in detail.

          7.4 TERMINATION BY THE EXECUTIVE. The Executive may terminate his employment hereunder (i) for Good Reason, (ii) if his health should become impaired to an extent that makes the continued performance of his duties hereunder hazardous to his physical or mental health or his life, or (iii) at any time by giving six months' written notice to the Company of his intention to terminate. For purposes of this Agreement, "Good Reason" shall mean (A) any assignment to the Executive of any duties other than those contemplated by, or any limitation of the powers of the Executive in any respect not contemplated by
Section 2 hereof, except in connection with termination of the Executive's employment for Cause, (B) a reduction in the Executive's rate of compensation, or a reduction in the Executive's fringe benefits or any other failure by the Company to comply with Section 5 hereof, (C) failure by the Company to comply with Section 4 hereof or (D) a "Change in Control of the Company" as that term is defined in Section 9 below.

          7.5 NOTICE OF TERMINATION. Any termination by the Company pursuant to subsection 7.3 or by the Executive pursuant to subsection 7.4 above shall be communicated by written Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated.

          7.6 DATE OF TERMINATION. "Date of Termination" shall mean (i) if the Executive's employment is terminated by his death, the date of his death, (ii) if the Executive's employment is terminated pursuant to subsection 7.2 above, thirty (30) days after Notice of Termination is given (provided that the Executive shall not have returned to the performance of his duties on a full-time basis during such thirty (30) day period), (iii) if the Executive's employment is terminated pursuant to subsection 7.3 or clause (iii) of subsection 7.4 above, the date specified in the Notice of Termination, or (iv) if the Executive's employment is terminated for any other reason, the date on which a Notice of Termination is given; provided that if within sixty (60) days after a Notice of Termination is given the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties, by a binding and final arbitration award or by a final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected).

     8.   COMPENSATION UPON TERMINATION, DEATH OR DURING DISABILITY.

          8.1 DEATH. If the Executive's employment shall be terminated by reason of his death, the Company shall pay to such person as he shall designate in a notice filed with the Company, or, if no such person shall be designated, to his estate as a death benefit, an amount equal to one-half (1/2) of the Executive's Base Salary at the rate in effect on the date of the Executive's death. Such amount shall be paid for the duration of this Agreement, or three
(3) years, whichever



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is longer, in substantially equal monthly installments at the same time as Base
Salary is paid hereunder. This amount shall be exclusive of and in addition to any payments the Executive's surviving spouse, beneficiaries or estate may be entitled to receive pursuant to any pension or employee benefit plan or life insurance policy presently maintained by the Company.

     8.2 DISABILITY. During any period that the Executive fails to perform his duties hereunder as a result of incapacity due to physical or mental illness, the Executive shall continue to receive his full Base Salary and incentive compensation until the Executive's employment is terminated pursuant to subsection 7.2 hereof, or until the Executive terminates his employment pursuant to clause (ii) of subsection 7.4 hereof, whichever first occurs. After termination, the Executive shall be paid one-half (1/2) of his Base Salary at the rate then in effect for three (3) years. Such disability benefits shall be reduced by any disability payment otherwise payable by or pursuant to plans provided by the Company and actually paid to the Executive and shall be paid in substantially equal monthly installments at the same times as Base Salary is paid hereunder.

     8.3 CAUSE. If the Executive's employment shall be terminated for Cause, the Company shall pay the Executive his full Base Salary through the Date of Termination at the rate in effect at the time Notice of Termination is given and the Company shall have no further obligations to the Executive under this Agreement.

     8.4 OTHER. If the Company shall terminate the Executive's employment other than pursuant to subsections 7.1, 7.2 or 7.3 hereof or if the Executive shall terminate his employment pursuant to clause (i) of subsection 7.4 hereof, then the Company shall pay to the Executive a cash severance benefit equal to Executive's Base Salary at the rate then in effect for a period of two (2) years. Such severance pay shall be payable to Executive in accordance with the Company's normal payroll payment policy. If such termination occurs on or after June 30, 1998, Company shall vest all of Executive's stock options and issue the stock therefor as additional compensation. Company shall also pay the withholding tax due on the issuance of such stock at the "Bonus Rate" to the federal and state taxing authorities.

     8.5 EMPLOYEE BENEFIT PLANS. Unless the Executive's employment is terminated pursuant to subsection 7.3 hereof, the Company shall maintain in full force and effect, for the continued benefit of the Executive for the full term of this Agreement all employee benefit plans and programs in which the Executive was entitled to participate immediately prior to the Date of Termination provided that the Executive's continued participation is possible under the general terms and provisions of such plans and programs. In the event that the Executive's participation in any such plan or program is barred, the Executive shall be entitled to receive an amount equal to the annual contributions, payments, credits or allocations made by the Company to him, to his account or on his behalf under such plans and programs from which his continued participation is barred.

     8.6 PARTICIPATION IN FUTURE FINANCINGS. If Executive's employment is terminated other than pursuant to subsections 7.1, 7.2 or 7.3 hereof or if Executive shall terminate his employment pursuant to clause (i) of subsection
7.4 hereof, then until the Company has completed an initial public offering, the Executive shall have a preemptive right to purchase or subscribe for (i) any shares of Common Stock, (ii) any other equity security of the Company, including, without limitation, shares of Preferred Stock, (iii) any option, other than options granted pursuant to an employee stock option plan, warrant or other right to subscribe for, purchase or otherwise acquire any equity security of the Company, or (iv) any debt Securities (the "Offered Securities"). Executive

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shall have a preemptive right to purchase or subscribe for that portion of the offered Securities as the aggregate number of shares of Common Stock (as adjusted for any stock dividends, combinations or splits with respect to such shares) then held by or issuable to Executive bears to the total number of outstanding shares of Common Stock (as adjusted for any stock dividends, combinations or splits with respect to such shares) of the Company then held by or issuable to any person as a result of any convertible security, warrant or option, other than options granted pursuant to an employee stock option plan.

     9. CHANGE IN CONTROL OF THE COMPANY. For purposes of this Agreement "Change in Control" shall be deemed to have occurred at such time as:

          (1) any person (including any syndicate or group within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or any successor provision to either of the foregoing) is or becomes the beneficial owner, directly or indirectly, of shares of capital stock of the Company entitling such person to exercise more than 35% of the total voting power of all voting shares of the Company; or

          (2) there shall occur any consolidation of the Company with, or merger of the Company into, any other person, any merger of another person into the Company, or any sale or transfer of all or substantially all of the assets of the Company to another person (other than (a) a merger which is effected solely to change the jurisdiction of incorporation of the Company or (b) any consolidation with or merger of the Company into a wholly owned subsidiary or of a wholly owned subsidiary into the Company, or any sale or transfer by the Company of all or substantially all of its assets to one or more of its wholly owned subsidiaries in any one transaction or a series of transactions; provided, in each case that the resulting corporation (if not the Company) or each such subsidiary assumes or guarantees the obligations of the Company hereunder; or

          (3) there shall occur a change in the Board of Directors of the Company in which the individuals who constituted the Board of Directors of the Company at the beginning of the two-year period immediately preceding such change (together with any other director whose election by the Board of Directors of the Company or whose nomination for election by the stockholders of the Company was approved by a vote of at least a majority of the directors then in office either who were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors then in office.

     10. BINDING AGREEMENTS. This Agreement and all rights of the Executive hereunder shall inure of the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successor, heirs, distributees, devisees and legatees.

     11. NON-WAIVER OF RIGHTS. The failure to enforce, at any time, any of the provisions of this Agreement or to require, at any time, performance by the other party of any of the provisions hereof shall in no way be construed to be a waiver of such provision or to affect either the validity of this Agreement, or any part hereof, or the right of either party thereafter to enforce each and every provision in accordance with the terms of this Agreement.



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     12.  INVALIDITY OF PROVISIONS. The invalidity or nonenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

     13. ASSIGNMENTS. This Agreement is binding upon the parties hereto and their respective successors, assigns, heirs and personal representatives. Except as otherwise provided herein, neither of the parties hereto may make any assignment of this Agreement, or any interest herein, without the prior written consent of the other party, except that, without such consent, this Agreement shall be assigned to any corporation or entity which shall succeed to the business presently being operated by Company, by operation of law or otherwise, including by dissolution, merger, consolidation, transfer of assets, or otherwise.

     14. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

     15. AMENDMENTS. No modification, amendment or waiver of any of the provisions of this Agreement shall be effective unless in writing specifically referring hereto, and signed by the parties hereto.

     16. NOTICES. For the purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States certified mail, return receipt requested, postage prepaid, addressed as follows:

     If to the Executive:     Joe E. Kiani
                              35 Brindisi
                              Laguna Niguel, CA 92677

     If to the Company:       Masimo Corporation
                              23361 Madero Street, Suite 100
                              Mission Viejo, CA 92691

or to such other address as any party may have furnished to the others in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

     17. ARBITRATION. Any controversy or claim arising out of or relating to this Agreement or the making, performance or interpretation thereof shall be settled by arbitration in Orange County, California, in accordance with the Rules of the American Arbitration Association then existing, and judgment on the arbitration award may be entered in any court having jurisdiction over the subject matter of the controversy. Arbitrators shall be persons experienced in negotiating, making and consummating employment matters. Notwithstanding the pendency of any such dispute or controversy, the Company should continue to pay Executive his full compensation in effect when the notice giving rise to the dispute was given (including, but not limited to, base salary and any bonus due) and continue Executive as a participant in all compensation, benefit and insurance plans in which Executive was participating when the notice giving rise to the dispute was given, until the dispute is finally resolved. Amounts paid under this section are in addition to all other amounts due under this Agreement and shall not be offset against or reduce any other amounts due under this



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Agreement. Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided, however, that Executive shall be entitled to seek specific performance of his right to be paid during the pendency of any dispute or controversy arising under or in connection with this Agreement.

     18. ENTIRE AGREEMENT. This Agreement supersedes all prior employment agreements (if any), both written and oral, between Company and Executive.

     19. INTERPRETATION. This Agreement shall in all respects be interpreted, construed and governed by and in accordance with the laws of the State of California.

     IN WITNESS WHEREOF, the Company at the direction of the Board has caused this Agreement to be executed as of the day and year first above written.

                                             "Company"

                                             MASIMO CORPORATION


                                             By: /s/ BRAD LANGDALE
                                                 -------------------------------
                                             Its: VP and CFO


                                             "Executive"

                                              /s/ JOE E. KIANI
                                              ----------------------------------
                                                  Joe E. Kiani

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